April 16, 2002





Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants for Go Online Networks Corporation in Amendment No.1 to Form SB-2, dated March 2, 2002, as of December 31, 2001 and 2000 and the years then ended.


/s/ Miller and McCollom


MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033